Exhibit 10.12B
FIRST AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”), dated effective as of January 1, 2016, to that certain Amended and Restated Employment Agreement, dated as of April 1, 2015 (the “Employment Agreement”), by and between Banc of California, National Association, a national banking association (“Employer”), and Jeffrey T. Seabold (“Employee”), is entered into by and between Employer and the Executive. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Employment Agreement.
WHEREAS, Employer and Employee wish to amend the Employment Agreement as set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employer and Employee hereby agree as follows:

1.	Employment Period. Section 2 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:
Employment Period. Employer hereby agrees to employ the Executive, and the Executive hereby agrees to serve Employer, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary thereof (the “Employment Period”); provided, however, that, commencing on the date that is two years after the Effective Date, and on each annual anniversary of such date (such date and each annual anniversary thereof, the “Renewal Date”), unless previously terminated, the Employment Period shall automatically be extended so as to terminate two years from such Renewal Date, unless, at least 90 days prior to the Renewal Date, Employer shall give notice to the Executive that the Employment Period shall not be so extended.

2.	Flexible Time Off. A new Section 3(b)(ix) is hereby added to the Employment Agreement as follows:
Flexible Time Off. The Executive shall be entitled to take off as much time as needed or as appropriate (“FTO”), consistent with his professional responsibilities and business needs; provided that the Executive is meeting his work responsibilities; and provided, further, that he is demonstrating a level of commitment and conscientiousness that is sufficient to satisfy his professional responsibilities to Employer. The Executive will receive his usual base salary during approved FTO unless the Executive is on an extended leave that is unpaid pursuant to Employer’s employee handbook or applicable law (e.g., FMLA, CFRA, or other extended leave). Because FTO is not an accrued benefit, the Executive will not be eligible for a payout of FTO at the time of separation from Employer, regardless of the reason for the separation.

3.	Resignation without Good Reason.

(a)	The first sentence of Section 4(c) of the Employment Agreement is hereby amended and restated to read as follows:
The Executive’s employment may be terminated by the Executive with Good Reason.

(b)	Section 4(e) of the Employment Agreement is hereby renumbered to Section 4(f), and amended and restated in its entirety to provide as follows:
Date of Termination. For purposes of this Agreement, “Date of Termination” means (i) if the Executive’s employment is terminated by Employer for Cause, or by the Executive with Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive’s employment is terminated by Employer without Cause, the Date of Termination shall be the date on which Employer notifies the Executive of such termination, (iii) if the Executive’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, and (iv) if the Executive’s employment is terminated without Good Reason, the Date of Termination shall be the earlier of 60 days following the Notice Date and such earlier date as designated by Employer.

(c)	Section 4(d) of the Employment Agreement is hereby renumbered to Section 4(e), and amended and restated in its entirety to provide as follows:
Notice of Termination. Any termination by Employer for Cause, or by the Executive with or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b). For purposes of this Agreement, a “Notice of Termination” means a written notice that (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice in the case of a termination with Cause or with Good Reason). The failure by the Executive or Employer to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause, as applicable, shall not waive any right of the Executive or Employer, respectively, hereunder or preclude the Executive or Employer, respectively, from asserting such fact or circumstance in enforcing the Executive’s or Employer’s rights hereunder.

(d)	A new Section 4(d) is hereby added to the Employment Agreement as follows:
Without Good Reason. The Executive’s employment may be terminated by the Executive without Good Reason at any time upon 60 days’ prior written notice t

o Employer. Given the importance of the Executive’s position with Employer, the Executive’s access to and use of confidential information, and the irreparable harm that the Executive’s departure would likely cause to Employer, its customer relationships, and its business opportunities, the Executive agrees that, during the period (the “Notice Period”) commencing on the date on which Employer receives notice of the Executive’s termination of his employment without Good Reason (the “Notice Date”) and ending on the earlier of (i) 60 days following the Notice Date and (ii) such earlier date as designated by Employer, the Executive shall remain an employee of Employer and shall not be free to begin an employment relationship with another entity, absent Employer’s authorized written consent. During the Notice Period, Employer shall continue to pay the Executive a base salary in accordance with its regular salary practices and the Executive shall be entitled to participate in Employer’s benefit plans to the extent permitted by such plans and applicable law. During the Notice Period, Employer reserves the right to (A) change or remove any of the Executive’s duties, (B) require the Executive to remain away from Employer’s premises or limit Employee’s access to other employees, customers or vendors, and/or (C) take such other action as determined by Employer to aid and assist in the transition process associated with the Executive’s departure. During the Notice Period, the Executive shall continue to act in a manner consistent with this Agreement and his duty of loyalty to Employer. Employer may waive or terminate the Notice Period at any time and for any reason or for no reason, in which case the Date of Termination (as defined below) shall be the date on which Employer notifies the Executive of such waiver or termination.

4.	Miscellaneous.

(a)	Full Force and Effect. Except as expressly amended by this Amendment, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(b)	Governing Law. This Amendment shall be construed in accordance with the internal laws of the State of Maryland, without regard to the conflict of law provisions of any state.

(c)	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Executive have caused this Amendment to be executed and delivered on the date first above written.

BANC OF CALIFORNIA, N.A.

By: /s/ Steven A. Sugarman__________________
Name: Steven A. Sugarman
Title: President & Chief Executive Officer

EXECUTIVE
/s/ Jeffrey T. Seabold_______________________
Jeffrey T. Seabold

[Signature Page to Employment Agreement Amendment]

4